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                                  Pfizer, Inc.
             -----------------------------------------------------
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                              Pharmacia Corporation
             -----------------------------------------------------
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

Pharmacia Today
July 15, 2002
Vol. 3, No. 76

Pharmacia Corporation stock information for Friday, July 12, 2002 (New York Stock Exchange):

Close:                   32.59, up 0.42
High:                    32.99
Low:                     31.25
Volume:         9,702,000
Market Close:   8,684.53, down 117.00


IN THIS ISSUE

*      All Employees Invited to Attend Today's Global Town Meeting
*      Pfizer to Acquire Pharmacia Corporation for $60 Billion in Stock
*      Pharmacia Confirms Guidance for Second Quarter and Full Year

All Employees Invited to Attend Today's Global Town Meeting

Chairman and Chief Executive Officer Fred Hassan invites all employees to attend a town meeting to discuss Pfizer, Inc.'s planned acquisition of Pharmacia. The town meeting will be held today, Monday, July 15, at 4 p.m. Eastern time, and will be broadcast live to Pharmacia locations around the world. Fred Hassan will provide his perspective on today's announcement and will answer employees' questions. Local communications leaders will provide the logistical information needed to participate at your location.

Around the world: audio conference or audio Web cast

Employees in any Pharmacia location may join the town meeting via live audio Web cast or audio-conference. For those who choose to participate via audio Web cast, note that there is no limit to the number of participants; however, the quality of the transmission will depend upon individual computers and locations. To connect to the town meeting via the audio Web cast, please go to http://www.brin.com/pharmacia and when prompted for a password, type in 123pharmacia. Please also note that this Web site will not be active until about one hour prior to the event. There will also be a limited number of audio-conference connections to the town meeting. Employees are encouraged to gather with their colleagues in large groups to dial in to the meeting via telephone. The access numbers for the audio conference are as follows:

*      United States:  800-399-8209
*      England, Scotland or Wales:  44-145-256-0299
*      Elsewhere:  0-800-953-0406

For assistance needed with the audio Web cast or an audio-conference connection, please call:

*      Within the United States: 800-846-5500
*      Outside the U.S.: 801-901-1150

In the United States: videoconference at major locations

The town meeting will also be available via videoconference in major sites in the United States, including Kalamazoo, Skokie, St. Louis and South San Francisco (Sugen). Your local communications leaders will provide the logistical information needed to participate at your location.

In New Jersey: face-to-face at broadcast location

The town meeting will be broadcast from the Peapack cafeteria and all New Jersey-based employees are welcome to participate from the broadcast location. Additionally, the meeting will be broadcast to conference rooms in Bedminster and Bridgewater.

Rebroadcast information to come

For those unable to participate today, the event will be rebroadcast. Information on rebroadcasts of the town meeting will be provided on the intranet and in Pharmacia Today on Tuesday, July 16.

----------

Pfizer to Acquire Pharmacia Corporation for $60 Billion in Stock

Pfizer and
Pharmacia jointly announced today that they have signed a definitive agreement providing for Pfizer to acquire Pharmacia in a stock-for-stock transaction valued at $60 billion, expanding the company's core strengths in pharmaceuticals and health care. Pharmacia also announced that its Board of Directors intends to proceed with its previously announced spin-off of its remaining 84 percent ownership of Monsanto to its current shareholders. After the Monsanto spin-off, Pfizer will exchange 1.4 shares of Pfizer common stock for each outstanding share of Pharmacia stock in a tax-free transaction valued at $45.08 per Pharmacia share, based on Pfizer's July 12 closing stock price of $32.20. This transaction represents a 44 percent premium based on the average closing prices of the two stocks over the last 30 days, adjusted for the Monsanto spin-off.

The complete joint announcement is available on the intranet at:
http://vgn-prod-live.uskzo.am.pnu.com/intranet/us/pa/cda/news/pa-cdanewsde
tail/0,1490,2616%257E1%257E0,00.html

A message from Chairman and Chief Executive Officer Fred Hassan about Pfizer's planned acquisition of Pharmacia is available on the intranet at: http://vgn-prod-live.uskzo.am.pnu.com/intranet/us/pa/cda/news/pa-cdanewsde tail/0,1490,2618%257E1%257E0,00.html

-----------

Pharmacia Confirms Guidance for Second Quarter and Full Year

Pharmacia today announced that it is comfortable with consensus earnings estimates for its pharmaceutical business, as adjusted, of 39 cents per share for the second quarter of 2002. The company also confirmed its full year earnings guidance of $1.52-$1.57 per share.

The company cited solid growth trends in its flagship COX-2 inhibitor franchise led by Celebrex, the world's number one branded treatment for arthritis along with double-digit sales increases among several other growth drivers in its product portfolio.

Pharmacia also announced that it intends to complete the spin-off of its Monsanto agricultural subsidiary as soon as practicable this year. Under the plan, first announced in November 2001, Pharmacia will distribute its entire ownership of Monsanto stock to Pharmacia shareholders by means of a tax-free dividend.

----------

If you have a question or comment about global corporate strategic direction, important decisions, product strategies and other issues of a corporate nature, e-mail them to Listening Link at PHA_NEWS. Questions or comments also may be mailed to: Listening Link, mail stop 221, Peapack. Answers to commonly asked questions will be published here. Employees who submit questions that aren't answered in Pharmacia Today will receive a written response. To guarantee a response, employees must include their name and e-mail or interoffice address.

Pharmacia Today is distributed as needed to provide Pharmacia people with significant company information in a timely fashion. Contact Global Internal Communications by e-mail (mailto:PHA_NEWS) or phone (908-901-8760) with your questions or comments about Pharmacia Today.

Pharmacia Today stories also are available from the corporate home page of the intranet.

                           FORWARD-LOOKING INFORMATION

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in this Report or in any other communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other applicable regulations and quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the various disclosures in Pharmacia's various SEC filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Pharmacia's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. Pfizer will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus for Pfizer and Pharmacia, and other documents with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov or from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger will be included in the final joint proxy statement/prospectus.